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                                                                   Exhibit 99.1

                              CINCINNATI BELL INC.
                               ***ANNOUNCEMENT***

                      CINCINNATI BELL INC. INVESTOR MEETING
                            THURSDAY, APRIL 15, 2004

                            2:00 P.M. - 5:00 P.M. ET

                               THE PRINCETON CLUB
                            (IN THE PROSPECT LOUNGE)
                               15 WEST 43RD STREET
                           BETWEEN 5TH AND 6TH AVENUES
                               NEW YORK, NY 10036

YOU ARE CORDIALLY INVITED TO ATTEND AN INVESTOR MEETING HOSTED BY CINCINNATI BELL PRESIDENT AND CEO JACK CASSIDY AND CFO BRIAN ROSS. THE PURPOSE OF THE MEETING IS TO PROVIDE FURTHER CLARITY ON STRATEGIC PRIORITIES AND FINANCIAL INITIATIVES PREVIOUSLY DISCUSSED ON THE COMPANY'S YEAR-END 2003 CONFERENCE CALL.

THERE WILL ALSO BE A LIVE WEBCAST OF THE MEETING, AVAILABLE ON THE INVESTOR RELATIONS PORTION OF THE COMPANY WEBSITE, LOCATED AT
HTTP://INVESTOR.CINCINNATIBELL.COM/.

WE HOPE THAT YOU WILL BE ABLE TO ATTEND AND LOOK FORWARD TO SEEING YOU.


                                RSVP INFORMATION

SHOULD YOU WISH TO ATTEND THE MEETING, PLEASE RSVP BY E-MAILING OR CALLING COREY KINGER OR TODD ST.ONGE OF BRAINERD COMMUNICATORS, INC. THE CONTACT INFORMATION IS BELOW.

RSVP CONTACT INFORMATION:

COREY KINGER
Kinger@braincomm.com
212-986-6667

TODD ST.ONGE
Stonge@braincomm.com
212-986-6667

Should you have any additional questions, please do not hesitate to call Corey Kinger or Todd St.Onge of Brainerd Communicators at 212-986-6667.

Thank You.